UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 12, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 443-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
As reported by Flowserve Corporation (the “Company”) on Form 8-K filed August 18, 2005, the Company delivered a notice of redemption to the trustee for the Company’s and Flowserve Finance B.V.’s 12-1/4% Senior Subordinated Notes due 2010 (the “Senior Subordinated Notes”) pursuant to which the Company irrevocably called all outstanding Senior Subordinated Notes for redemption. On September 12, 2005, the Senior Subordinated Notes were redeemed in accordance with the notice of redemption. Approximately $188.5 million and €65 million of principal was outstanding under the Senior Subordinated Notes. The Senior Subordinated Note holders received 106.125% of the principal amount held, plus accrued interest to the redemption date. As of September 12, 2005, the indentures for the Senior Subordinated Notes, dated as of August 8, 2000 among the Company, certain of its subsidiaries and The Bank of New York, as trustee were terminated. The information set forth under Items 1.01 and 1.02 of the Company’s Form 8-K filed August 18, 2005 regarding the redemption of the Senior Subordinated Notes is hereby incorporated by reference into this Item 1.02.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: September 13, 2005

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